UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

Apollo Asset Backed Credit Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56622	93-3760466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Operating Agreement

On October 25, 2024, Apollo Asset Backed Credit Company LLC (the “Company”) entered into a Second Amended and Restated Operating Agreement (the “Second A&R Operating Agreement”) with Apollo Manager, LLC (the “Manager”), which amended and restated the Company’s Amended and Restated Operating Agreement, dated as of June 28, 2024. The amendment and restatement effects certain changes, including the addition of T-S Shares and T-I Shares (which shares are described further in Item 5.03 of this Current Report on Form 8-K).

The Manager is a wholly-owned subsidiary of Apollo Asset Management, Inc. (together with its subsidiaries, “Apollo”) and an affiliate of the Company.

The foregoing summary description of the Second A&R Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Second A&R Operating Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Dealer Manager Agreement

On October 25, 2024, the Company entered into a Second Amended and Restated Dealer Manager Agreement (“Second A&R Dealer Manager Agreement”) with Apollo Global Securities, LLC (the “Dealer Manager”), an affiliate of Apollo and the Company, to account for the authorization and the addition of T-S Shares and T-I Shares (which shares are described further in Item 5.03 of this Current Report on Form 8-K).

The foregoing summary description of the Second A&R Dealer Manager Agreement does not purport to be complete and is qualified in its entirety by reference to the Second A&R Dealer Manager Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On October 25, 2024, the Company executed its Third Amended and Restated Limited Liability Company Agreement (the “Third A&R LLCA”), which amended and restated the Company’s Second Amended and Restated Limited Liability Company Agreement, dated as of June 28, 2024.

The amendment and restatement effects certain changes, including the addition of T-S Shares and T-I Shares (together, the “T Shares”), as described in further detail below.

T Shares

T Shares are being offered to clients of certain intermediaries designated in the Company’s sole discretion.

T Shares have equal rights and privileges with the Company’s S Shares, I Shares, P-S Shares, P-I Shares, F-S Shares, F-I Shares, A-I Shares, A-II Shares and E Shares, except that S Shares, F-S Shares, P-S Shares and T-S Shares pay a sales load, may be subject to a dealer manager fee, and pay an annual distribution fee and a shareholder servicing fee; I Shares, F-I Shares, A-I Shares, A-II Shares, E Shares, P-I Shares and T-I Shares do not pay a sales load, dealer manager fees or distribution fees or servicing fees; and as compared to the aforementioned share types, T Shares, P Shares, F-S Shares, F-I Shares, A-I Shares, A-II Shares and E Shares pay a lower or no management fee, as applicable.

T Shares pay a lower management fee rate insofar as T Shares will not be subject to a management fee for the first six months after the initial closing of third-party capital through a T Share intermediary and, thereafter, will be subject to the same management fee as P Shares, which benefit from a similar six month grace period with respect to management fees, S Shares and I Shares.

Holders of the T Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

The foregoing summary description of the Third A&R LLCA does not purport to be complete and is qualified in its entirety by reference to the Third A&R LLCA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On October 25, 2024, the Company amended and restated the existing Amended and Restated Share Repurchase Plan, dated June 28, 2024 (as amended and restated, the “Second A&R Share Repurchase Plan”) to reflect the addition of T-S Shares and T-I Shares.

The foregoing summary description of the Second A&R Share Repurchase Plan does not purport to be complete and is qualified in its entirety by reference to the Second A&R Share Repurchase Plan, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Third Amended and Restated Limited Liability Company Agreement

10.1	Second Amended and Restated Operating Agreement

10.2	Second Amended and Restated Dealer Manager Agreement

10.3	Second Amended and Restated Share Repurchase Plan

10.4	Cover Page Interactive Data File, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ASSET BACKED CREDIT COMPANY LLC

By:	/s/ Robert Rossitto
Name:	Robert Rossitto
Title:	Chief Financial Officer

Date: October 31, 2024